Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Thursday, October 28, 2010	TRADED: Nasdaq
LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2011 RESULTS
COLUMBUS, Ohio, Oct. 28 — Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the first fiscal quarter ended September 30, 2010:
•	Net sales reached $265 million, up four percent from first quarter sales of $254 million last year.
•	Specialty Foods net sales of $220.5 million were up two percent above the year-ago level, reflecting an increase in foodservice sales.
•	Glassware and Candles sales increased 18 percent from the year-ago quarter to $44.5 million, primarily reflecting higher unit volume.
•	Net income of $22,767,000, or $.81 per diluted share, while the company’s second highest totals for a first quarter, decreased from the prior-year record of $28,405,000, or $1.01 per diluted share. The latest quarter’s results were affected by higher material and food-related marketing costs. In the prior year, the approximately $0.9 million cost of consolidating food manufacturing facilities was largely offset by income from the favorable resolution of previously-reserved state tax matters.
•	The cash dividend was continued at the higher rate set in November 2009. The company’s debt-free balance sheet showed $87.4 million in cash at September 30, 2010.
Chairman and CEO John B. Gerlach, Jr. said, “While we posted higher first quarter sales, increased material and other costs challenged our margins when comparing to record-high net income a year ago.”
Specialty Foods sales increased in the foodservice channel on expanded volumes associated with new customer programs, despite somewhat lower pricing. Overall retail sales declined by less than one percent, with growth achieved in some non-frozen lines largely offset by softness within the frozen garlic bread category. Operating income of $38.0 million declined 12 percent. The segment’s 17.2 percent operating margin reflected a less favorable sales mix and higher ingredient and packaging costs, which impacted margins by approximately one percent of segment net sales. Margins were also affected by greater investments in consumer-directed marketing and increased freight costs.
First quarter candle sales increased due to the addition of new accounts and solid consumer takeaway of the company’s high-quality, value-priced candles. Segment operating income was about breakeven and declined by approximately $1.7 million, primarily reflecting higher wax prices, which impacted gross margin by over $2 million.
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PAGE 2 / LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2011 RESULTS
“We are encouraged,” Mr. Gerlach said, “by the early customer reception of our retail food products that are currently being introduced into grocery produce departments. Marzetti® Otria™ Greek yogurt-based veggie dips began shipping in the first quarter. In the second quarter we began shipping Marzetti® Simply Dressed™ refrigerated salad dressings, which address the current consumer nutritional/wellness focus on natural, preservative-free foods. We expect to see modest candle sales growth in the second quarter. While we have successfully implemented price increases on a limited basis, we anticipate that margins will continue to see pressure from higher input costs. The weak economic environment also leaves consumer spending uncertain during our current second fiscal quarter, which is a seasonally important contributor to our full-year results. With our strong balance sheet, we are well-positioned to support future growth.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 28, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
About the Company
Lancaster Colony Corporation is a diversified manufacturer and marketer of consumer products focusing primarily on specialty foods for the retail and foodservice markets.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements. More detailed statements regarding significant events that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission and are available on our website at www.lancastercolony.com.
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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com
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PAGE 3 / LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2011 RESULTS
LANCASTER COLONY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended
	September 30,
	2010	2009
Net sales	$265,051	$254,160

Cost of sales	206,980	190,453

Gross margin	58,071	63,707

Selling, general & administrative expenses	23,245	20,468

Restructuring and impairment charges	—	830

Operating income	34,826	42,409

Interest income and other — net	16	25

Income before income taxes	34,842	42,434

Taxes based on income	12,075	14,029

Net income	$22,767	$28,405

Net income per common share: (a)

Net income — basic and diluted	$.81	$1.01

Cash dividends per common share	$.30	$.285

Weighted average common shares outstanding:
Basic	28,014	28,081
Diluted	28,037	28,115

(a)	Based on the weighted average number of shares outstanding during each period.
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PAGE 4 / LANCASTER COLONY REPORTS FIRST QUARTER FISCAL 2011 RESULTS
LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2010	2009
NET SALES
Specialty Foods	$220,512	$216,341
Glassware and Candles	44,539	37,819

	$265,051	$254,160

OPERATING INCOME
Specialty Foods	$37,973	$43,152
Glassware and Candles	2	1,671
Corporate expenses	(3,149)	(2,414)

	$34,826	$42,409

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30,	June 30,
	2010	2010

ASSETS
Current assets:
Cash and equivalents	$87,430	$100,890
Receivables — net of allowance for doubtful accounts	82,927	67,766
Total inventories	131,258	121,509
Deferred income taxes and other current assets	25,814	27,234

Total current assets	327,429	317,399
Net property, plant and equipment	168,802	166,097
Other assets	102,010	102,957

Total assets	$598,241	$586,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,233	$41,904
Accrued liabilities	38,969	36,049

Total current liabilities	84,202	77,953
Other noncurrent liabilities and deferred income taxes	24,829	23,592
Shareholders’ equity	489,210	484,908

Total liabilities and shareholders’ equity	$598,241	$586,453

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